UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2017

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17190 Bernardo Center Drive

San Diego, California 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 1, 2017, Innovative Industrial Properties, Inc. (the "Company"), through its operating partnership subsidiary, IIP Operating Partnership, LP, entered into a definitive purchase and sale agreement (the "Purchase Agreement") with PGHI LLC ("Seller") to acquire Seller's property located at 9220 Alaking Court in Capitol Heights, Maryland (the "Property"), where a two-story medical-use cannabis cultivation facility is currently under development and is expected to comprise approximately 72,000 square feet upon completion (the "Building"). Concurrent with the closing of the acquisition of the Property, the Company expects to enter into a triple-net lease (the "Lease") with tenant Holistic Industries LLC ("Holistic") for the entire Property, the form of which is attached as an exhibit to the Purchase Agreement. Holistic is one of 15 applicants in the state of Maryland to have received provisional approval for the cultivation of medical-use cannabis by the Maryland Medical Cannabis Commission (the "MMCC"), having also received provisional approval from the MMCC for processing and dispensing. Holistic intends to operate the Property as a medical-use cannabis cultivation facility.

The initial purchase price for the Property is $8 million (the "Initial Purchase Price"). Upon completion of certain development milestones and the satisfaction of other conditions described in the Purchase Agreement, the Company has agreed to pay to Seller up to an additional $3 million (the "Additional Purchase Price") as reimbursement for the additional costs incurred by Seller in the development of the Building.

Under the Lease, the Company is expected to reimburse Holistic for up to $4 million in tenant improvements for the Building (the "TI Allowance," and together with the Initial Purchase Price and the Additional Purchase Price, the "Aggregate Consideration"), which Holistic is obligated to complete and request reimbursement for on or prior to December 31, 2017. The Company's obligation to pay the TI Allowance is contingent upon the satisfaction of certain conditions as described in the Lease, including delivery of a certificate of occupancy and written confirmation of final approval from the MMCC for Holistic to commence medical-use cannabis cultivation operations at the Property. The Company intends to fund the Aggregate Consideration in cash using a portion of the remaining proceeds from its initial public offering completed in December 2016.

 The initial Lease term is 16 years, with three options to extend the term for three additional five-year periods at a base rent equal to the fair market rent for similar space in the Capitol Heights, Maryland market. The initial annualized base rent (the "Initial Base Rent") under the Lease is $1,200,000, payable monthly, which is equal to 15% of the Initial Purchase Price and which will be abated for the first three months of the Lease term. The Company also agreed to separately fund a rent reserve for Holistic equal to $1.9 million for the Aggregate Base Rent (as defined below) and property management fee expected to be payable from month four through month twelve, which will be drawn down each month (starting in month four) to pay such obligations until depleted, and which will be amortized and paid to the Company by Holistic in equal monthly payments of $26,259.74, commencing on month four and continuing through the initial term of the Lease (the "Rent Reserve Amortization Payments"). Upon payment of the Additional Purchase Price, base rent will increase by an annualized amount equal to 15% of the Additional Purchase Price, payable monthly (the "Additional Base Rent"). Upon payment of the TI Allowance, base rent will increase again by an annualized amount equal to 15% of the TI Allowance, payable monthly (the "TI Base Rent", and together with the Additional Base Rent and Initial Base Rent, the "Aggregate Base Rent"). The Aggregate Base Rent thereafter (excluding the Rent Reserve Amortization Payments) shall increase at a rate of 3.25% annually, starting on the earlier to occur of the first anniversary of the date of payment of the Additional Purchase Price and August 31, 2018.

The Lease will also provide that Holistic, as tenant, is responsible for paying all structural repairs, maintenance expenses, insurance and taxes related to the Property. Holistic is also responsible for paying the Company a property management fee equal to 1.5% of the then-existing Aggregate Base Rent under the Lease.

Willco Construction Co., Inc. ("Willco"), an affiliate of Seller, will enter into a completion guaranty with respect to completion of the development of the Building. Seller and Willco are also obligated, at their own cost and expense, to complete certain improvements to bring the second floor of the Building to a "warm shell" condition by January 1, 2019, provided that Seller may defer such obligation to January 1, 2021, if Holistic has achieved an annualized EBITDA of at least $9 million for the six months preceding the delivery of the notice to the Company to defer such obligation.

Willco and Seller will be obligated to repurchase the Property from the Company at the Company's election, at an internal rate of return of approximately 20% on the Aggregate Consideration paid by the Company, if certain conditions are not met as described in the Purchase Agreement, including if Holistic is unable to obtain all required state and local governmental approvals to operate the Property as a medical-use cannabis cultivation facility, or if such approvals are revoked or suspended and not reinstated within 12 months following the Company's payment of the TI Allowance.

Pursuant to the Lease, Holistic is required to deliver to the Company an initial security deposit of $1.1 million in cash upon execution of the Lease. On or before the first anniversary of the commencement of the Lease, Richard Cohen, a principal of Holistic, shall be obligated to, at Mr. Cohen's option, 1) execute a limited guaranty with respect to Holistic's obligations under the Lease for an amount of up to $3 million, the form of which is attached as an exhibit to the Lease; 2) provide a $3 million letter of credit for Holistic's obligations under the Lease; or 3) cause the required security deposit under the Lease to be increased to $3 million, plus three months of Aggregate Base Rent. If Mr. Cohen elects (1) or (2) from the immediately preceding sentence, the security deposit will be reduced to three months of Aggregate Base Rent.

In addition, any entity affiliated with Holistic and operating in the cannabis industry in the state of Maryland, including any entity formed during the term of the Lease, shall enter into a full guaranty with respect to Holistic's obligations under the Lease, the form of which is attached as an exhibit to the Lease.

Under the Lease, Holistic has a right of first offer with respect to the purchase of the Property, and has an option to purchase the Property at the end of the initial term of the Lease on the terms described in the Lease.

The Company's purchase of the Property is subject to the Company's ongoing diligence and the satisfaction of closing conditions as described in the Purchase Agreement. There can be no assurance that the Company will consummate the acquisition of the Property on the terms described herein, or at all.

The foregoing description of the Purchase Agreement is not complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is filed as an exhibit to this report and incorporated herein by reference. The Purchase Agreement contains representations and warranties made by the parties as of specific dates and solely for their benefit. The representations and warranties reflect negotiations between the parties and are not intended as statements of fact to be relied upon by the Company’s stockholders or any other person or entity other than the parties to the Purchase Agreement and, in certain cases, represent allocation decisions among the parties and may be subject to important qualifications and limitations agreed to by the parties in connection with the negotiation of the Purchase Agreement (which disclosures are not reflected in the Purchase Agreement itself, may not be true as of any date other than the date made, or may apply standards of materiality in a way that is different from what may be viewed as material by stockholders). Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and stockholders should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement.

Item 7.01 Regulation FD Disclosure.

On May 4, 2017, the Company issued a press release regarding the execution of the Purchase Agreement for the Property. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Item 7.01 of this report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description of Exhibit

10.1	Purchase and Sale Agreement and Joint Escrow Instructions dated as of May 1, 2017 between IIP Operating Partnership, LP and PGHI LLC.

99.1	Press release issued by Innovative Industrial Properties, Inc. on May 4, 2017.

Forward-Looking Statements

This report contains statements that the Company believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts, including, without limitation, statements regarding the development, acquisition and lease of the Property, are forward looking statements. When used in this press release, words such as the Company “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Investors should not place undue reliance upon forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2017	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ Robert Sistek
	Name:	Robert Sistek
	Title:	Chief Financial Officer and Executive Vice President, Investments

EXHIBIT INDEX

Exhibit	Description of Exhibit

10.1	Purchase and Sale Agreement and Joint Escrow Instructions dated as of May 1, 2017 between IIP Operating Partnership, LP and PGHI LLC.

99.1	Press release issued by Innovative Industrial Properties, Inc. on May 4, 2017.